Exhibit 10(e)

HEWLETT-PACKARD COMPANY

1985 INCENTIVE COMPENSATION PLAN

PART 1.  PLAN ADMINISTRATION AND ELIGIBILITY

1.             PURPOSE

                The purpose of this 1985 Incentive Compensation Plan (the “Plan”) of Hewlett-Packard Company (the “Company”) is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and thus to provide them with a further incentive to continue in the employ of the Company or its subsidiaries.  (The Company and all such subsidiaries are collectively referred to hereinafter as the “Participating Companies.”)

II.            ADMINISTRATION

                The Board of Directors (the “Board”) of the Company or any committee (the “Committee”) of the Board that will satisfy Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any regulations promulgated thereunder, as from time to time in effect, including any successor rule (“Rule 16b-3”), shall supervise and administer the Plan.  The Committee shall consist solely of two or more non-employee directors of the Company, who shall be appointed by the Board.  A member of the Board shall be deemed to be a “non-employee director” only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors under Rule 16b-3.  Members of the Board receive no additional compensation for their services in connection with the administration of the Plan.

                The Committee or the Board shall from time to time designate the key employees of the Participating Companies who shall be granted stock options, stock or cash awards under the Plan and the amount and nature of the award granted to each such employee.

                The Board or the Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.  All questions of interpretation of the Plan or of any shares issued under it shall be determined by the Board or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.  Any or all powers and discretion vested in the Board or the Committee under this Plan may be exercised by any subcommittee so authorized by the Board or the Committee and satisfying the requirements of Rule 16b-3 for employees subject to Section 16 of the Exchange Act.  In addition, the Board or the Committee may delegate to the Executive Committee of the Board of Directors the power to approve stock options and stock awards to employees not subject to Section 16 of the Exchange Act.

Delegation of Authority for the Day-to-Day Administration of the Plan.  Except to the extent prohibited by applicable law or applicable rules of a stock exchange, the Board or any of its committees as shall be administering the Plan may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. The delegation may be revoked at any time.

III.           PARTICIPATION IN THE PLAN

                Key employees of the Company, including officers (with the exception of Messrs. David Packard and William R. Hewlett), and directors of the Company who are also employed by a Participating Company shall be eligible to participate in the Plan.

IV.           STOCK SUBJECT TO THE PLAN

                The maximum number of shares which may be optioned or awarded under the Plan shall be Ninety Six Million (96,000,000) shares of the Company’s $0.0l par value Common Stock.  If a class of Preferred Stock is created and authorized by the Company’s Certificate of Incorporation with amendment, Preferred Stock may be used in lieu of Common Stock for awarded Plan grants.  The limitation on the number of shares which may be optioned or awarded under the Plan shall be subject under the Plan shall be subject to adjustment as provided in Section XX of the Plan.

                The grant of a stock award not pursuant to an option under the Plan (“Stock Award”) shall be subject to such restrictions as the Committee shall determine to be appropriate, including but not limited to restrictions on resale, repurchase provisions, special vesting requirements or forfeiture provisions.

                If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, or if any Stock Awards are forfeited, the forfeited shares or shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

                Upon the grant of a Stock Award or the exercise of an option, the Company may issue new shares or reissue shares previously repurchased by or on behalf of the Company.  If shares are to be repurchased and reissued, the Company shall determine, on or before the last day of each fiscal quarter, the amount, if any, of the Company’s Common Stock to be purchased by a broker or other independent agent designated by the Company (the “Broker”) in the following quarter for delivery under the Plan.  Stock so purchased by the Broker shall be restored to the status of authorized but unissued shares.  The amounts of stock to be purchased may be all or less than all of the projected requirements of the Plan.  It is not the intent of the Company that purchases by the Broker exceed actual Plan requirements for the quarter.  In such an event, however, excess shares would be carried over to help satisfy Plan requirements in the following quarter.  To the extent that the amounts purchased by the Broker do not meet actual Plan requirements, the Company shall issue original shares.  The Broker shall be free to purchase such stock at such times, at such prices and in such amounts as the Broker deems appropriate, whether through brokers or by purchase from securities dealers, both on and off the national exchanges, or by private sale or otherwise; provided that the Broker shall purchase the full number of shares required by the Company to be purchased for that quarter, and that such purchases shall be consistent with such conditions as may be prescribed from time to time by law or by the Securities and Exchange Commission (“SEC”) in any rule or regulation or in any exemptive order or no-action letter issued by the SEC to the Company or the Broker with respect to the making of such purchases, or otherwise.  As commitments for such purchases are made by the Broker, the Company shall, upon written consent of the Broker, deliver to the Broker the funds necessary to consummate such purchases and pay any brokerage and related incidental charges.  All amounts transferred to the Broker by the Company shall be promptly invested in the Company’s Common Stock, in no event later than 30 days after delivery of such funds by the Company.

PART 2.  OPTIONS AND STOCK APPRECIATION RIGHTS

V.            INCENTIVE STOCK OPTIONS

                Any option granted under the Plan may be designated by the Committee as a non-statutory option or as an incentive stock option (“ISO”) entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1954, as amended to date and as may be amended from time to time (the “Code”).

                No option intended to qualify as an ISO may be granted under the Plan if such grant, together with any applicable prior grants, would exceed any maximum established under the Code for ISOs that may be granted to a single employee.  Should it be determined that any ISO granted under the Plan exceeds such maximum, the ISO shall be null and void to the extent, but only to the extent, of such excess.  Section 422A(b)(8) of the Code presently provides that the aggregate fair market value (determined as of the time the ISO is granted) of the stock for which any employee may be granted ISOs in any calendar year under all incentive stock option plans of the Company shall not exceed $100,000 plus any unused limit carryover (as defined in the Code) to such year.

                Nothing in this section shall be deemed to prevent the grant of options in excess of the maximum established by the Code where such excess amount is treated as a non-statutory option not entitled to special tax treatment under Section 422A of the Code.

VI.           TERMS, CONDITIONS AND FORM OF OPTIONS

                Each option granted under this Plan shall be authorized by action of the Committee and shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

                A.            OPTIONS NON-TRANSFERABLE.  Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him.  No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

                B.            PERIOD OF OPTION.  No option may be exercised before the first anniversary of the date upon which it was granted, nor may it be exercised as to more than one-fourth of the number of shares covered thereby before the second anniversary of such date, nor as to more than one-half of the number of shares covered thereby before the third anniversary of such date; provided, however, that any option granted pursuant to the Plan shall become exercisable in full upon the retirement of the optionee because of age or total and permanent disability or upon the death of the optionee.  No option shall be exercisable after the expiration of ten (10) years from the date upon which such option is granted.  Each option shall be subject to termination before its date of expiration as hereinafter provided.

                C.            EXERCISE OF OPTIONS.  Options may be exercised only by written notice to the Company at its head office accompanied by payment in cash of the full consideration for the shares as to which they are exercised.  In addition, if and to the extent authorized by the Committee, optionees may make all or any portion of any payment due to the Company upon exercise of an option by delivery of any property (including securities of the Company) other than cash, so long as such property constitutes valid consideration for the stock under applicable law.

                No option may be exercised while the optionee is on any leave of absence from the Company other than an approved Medical Leave.  Options will continue to vest during any authorized leave of absence, and may be exercised to the extent permitted by Section VI(B) upon the optionee’s return to an active employment status.  No ISO shall be exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Code) any ISO (within the meaning of Section 422A(b) of the Code) which was granted, before the granting of such ISO, to the holder of such ISO permitting the purchase of stock of the Company, or of any corporation which (at the time of the granting of such ISO) is a parent or subsidiary corporation of the Company, or of a predecessor corporation of any such corporations.

                D.            TERMINATION OF OPTIONS.  All rights of an employee in an option, to the extent that it has not been exercised, shall terminate upon the termination of his employment for any reason other than the death of the employee or retirement because of age or total and permanent disability and in case of such retirement three (3) months from the date thereof.  In the event of the death of the employee, the option shall terminate upon failure of his designated representative to exercise the option in accordance with the time period provided in subsection “E” below.  Notwithstanding the foregoing, 1.) If an employee who is not a Section 16 officer terminates because of a divestiture by the Company, any option granted pursuant to the Plan shall become exercisable in full and the employee may exercise any such option which has not already been exercised until the earlier of: (i) three months from the closing date of the divestiture, or such longer date, if any, which the Committee may authorize, or (ii) the expiration of the option.  2.)

If any employee who is not a Section 16 officer terminates as a result of participation in a Company voluntary severance program approved by the Executive Committee, any option granted pursuant to the Plan shall become exercisable in full, and the employee may exercise any such option which has not already been exercised until the earlier of (i) three months from the employee’s termination date, or (ii) the expiration of the option.

                E.             EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF EMPLOYEE.  The employee, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option.  If the person or persons so designated wish to exercise any portion of the option, they must do so within one (1) year after the death of the employee or retired employee, as the case may be.  All rights of the representative(s) in the option shall terminate upon failure to exercise the option within the time period set forth in this subsection E.  Any exercise by a representative shall be subject to the provisions of this Plan.

VII.          MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

                The Company’s Board of Directors and the Committee shall each have the power to modify, extend or renew outstanding options and authorize the grant of new options in substitution therefor, provided that any such action may not have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the optionee.

                The Board of Directors and the Committee shall have the power to lower the exercise price of an outstanding option not intended to qualify as an ISO under the Code; provided, however, that the exercise price per share may not be reduced below the fair market value of a share of Common Stock of the Company on the date the action is taken to reduce the exercise price.  Such fair market value shall be deemed to be the mean of the highest and lowest quoted selling prices for such shares on that date as reported on The New York Stock Exchange Composite Tape.

VIII.        OPTION PRICE

                The option price per share for the shares covered by each option shall be not less than one hundred percent (100%) of the fair market value of a share of Common Stock of the Company on the date the option is granted.  Such fair market value shall be deemed to be the mean of the highest and lowest quoted selling prices for such shares on that date as reported on The New York Stock Exchange Composite Tape.

IX.           LOANS FOR EXERCISE OF OPTIONS

                Any option agreement under this Plan entered into with an employee may, but need not, provide that the Company shall lend to the employee who holds the option the funds for any exercise of his option.  Such loans shall be at a rate of interest adequate to avoid imputation of income under Sections 483 and 7872 of the Code and shall be for a term not to exceed fifteen (15) months from the date of exercise of the related option, and shall be subject to such other terms and conditions as shall be set forth in the option agreement, which terms and conditions shall be determined by the Committee at the time of the grant of the option.  No such loan shall be secured directly or indirectly by any margin security (as that term is from time to time defined in the applicable Regulations of the Federal Reserve Board).

X.            STOCK APPRECIATION RIGHTS

                This section shall apply to employees who hold options heretofore or hereafter granted under the Plan (“Options”) and who are or may hereafter be subject to Section 16 of the Securities Exchange Act of 1934.  The Committee may, but shall not be required to, grant to such employees stock appreciation rights as herein provided with respect to not more than the number of shares from time to time subject to the Options held by such employees. The stock appreciation rights shall be integral parts of the respective Options and shall have no existence apart therefrom.

                A stock appreciation right shall be the right of the holder thereof to elect to surrender part or all of any Option which is wholly exercisable, or of any exercisable portion of an Option which is partially exercisable, and receive in exchange therefor cash or shares (valued at current fair market value) or a combination thereof.  Such cash or shares or combination shall have an aggregate value (“Appreciation”) equal to the excess of the current fair market value of one (1) share over the Option price of one (1) share specified in such Option multiplied by the number of shares subject to such Option or the portion thereof which is surrendered.  The current fair market value of a share shall be the mean of the highest and lowest quoted selling prices for shares as reported on The New York Stock Exchange Composite Tape on the day on which a stock appreciation right is exercised, or if no sale was made on such date, then on the next preceding day on which such a sale was made.  No fractional share shall be issued on the exercise of a stock appreciation right, and settlement therefor shall be made in cash.

                Each stock appreciation right granted under this Plan shall be subject to the following terms and conditions: (1) each stock appreciation right shall be evidenced by a written agreement between the Company and the holder in such form as the Committee shall authorize; (2) each stock appreciation right granted under the Plan by its terms shall not be transferable by the holder otherwise than by will or by the law of descent and distribution, and shall be exercised during the lifetime of the holder only by him.  No stock appreciation right or interest therein may be transferred, assigned, pledged or hypothecated by the holder during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process; (3) all rights of an employee in a stock appreciation right, to the extent that it has not been exercised, shall terminate upon the death of the employee or the termination of his employment for any reason other than retirement because of age or total and permanent disability, and in case of such retirement three (3) months from the date thereof; provided, however, that the employee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the rights accrued under the stock appreciation right as of the date of his death.  If the person or persons so designated wish to exercise any portion of the stock appreciation right, they must do so within one (1) year after the death of the employee or retired employee, as the case may be, and such exercise shall be subject to the provisions of this Plan; (4) the life of stock appreciation rights shall be coterminous with the life of the Options.

                The holder of a stock appreciation right may exercise the same by (1) filing with the Secretary of the Company a written election, which election shall be delivered by the Secretary to the Committee, specifying (a) the Option or portion thereof to be surrendered, (b) the percentage of the Appreciation which he desires to receive in cash, if any; and (2) surrendering such Option for cancellation or partial cancellation, as the case may be; provided, however, that any election which specifies that the holder of a stock appreciation right desires to receive any portion of the Appreciation in cash shall be of no force or effect unless and until the Committee shall have consented to such election.

                No stock appreciation right or related Option may be exercised during the first six months of its term, except in the event of death or total and permanent disability of the holder occurs prior to the expiration of this six-month period.

                The Committee shall have the sole discretion to consent to approve or disapprove, in whole or in part, any election to receive any portion of the Appreciation in cash.

                Upon exercise of a stock appreciation right, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares covered by the Option, or the portion thereof, which is surrendered in connection with such exercise.

                Nothing in the Plan shall be construed to give any eligible employee any right to be granted a stock appreciation right.  Neither the Plan nor the granting of a stock appreciation right nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will employ the holder of a stock appreciation right for any period of time or in any position or at any particular rate of compensation.  The holder of a stock appreciation right shall have no rights as a stockholder with respect to the shares covered by his stock appreciation right until the date of issuance to him of a stock certificate therefor, and, except as otherwise specifically provided in the stock option agreement for the Options, no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

PART 3.  STOCK AND CASH AWARDS

XI.           STOCK AND CASH AWARD DETERMINATION

                The Committee may grant an eligible employee Stock Awards or awards of cash (“Cash Awards”) at such times and in such amounts as the Committee may designate which in its opinion fully reflect the performance level and potential of such employee.  The Committee shall designate whether such awards are payable in Common Stock, cash, or a combination thereof.  Such awards shall be made in accordance with such guidelines as the Committee may from time to time adopt.  Stock and Cash Awards shall be independent of any grant of an option under this Plan, and shall be made subject to such restrictions as the Committee may determine to be appropriate.

XII.         PAYMENT OF STOCK OR CASH AWARDS

                A.            No employee shall have the right to receive payment of any Stock or Cash Award until notified of the amount of such award, in writing, by the Committee or its authorized delegate.

                B.            Payment of cash awards shall be made in a lump sum or in annual installments over such period as the Committee may designate, which period shall not exceed five years, provided that the Committee may from time to time designate minimum installment amounts.

                C.            After an award of Common Stock subject to restrictions (“Restricted Stock”), certificates for such shares will be deposited in escrow with the Company’s Secretary.  The Employee shall retain all rights in the Restricted Stock while it is held in escrow including but not limited to voting rights and the right to receive dividends, except that the Employee shall not have the right to transfer or assign such shares until all restrictions pertaining to such shares are terminated at which time the applicable stock certificates shall be released from escrow and delivered to the employee by the Company’s Secretary.

                D.            The Committee may permit, on such terms as it deems appropriate, use of Restricted Stock as partial or full payment upon exercise of a stock option under a Company Incentive Stock Option Plan or this Plan.  In the event shares of Restricted Stock are so tendered as consideration for the exercise of an option, a number of the shares issued upon the exercise of said option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same Restrictions as the Restricted Stock so submitted plus any additional Restrictions that may be imposed by the Committee.

XIII.        TERMINATION OF RESTRICTIONS ON STOCK AWARDS

                The Committee will establish the period or periods after which the Restrictions on Restricted Stock will lapse.

                The Committee may in its discretion permit an employee to elect to receive in lieu of shares of Restricted Stock, at the expiration of the restrictions, a cash payment equal to the fair market value of the Restricted Stock on the date restrictions lapse.  Fair market value shall be the mean of the high and low prices of such stock on The New York Stock Exchange Composite Tape on the date in question, or if no sales of such stock were made on that date, the mean of the high and low prices of such stock on the next preceding day on which sales were made.

XIV.        DEATH OR TOTAL AND PERMANENT DISABILITY OF A PARTICIPATING EMPLOYEE HOLDING RESTRICTED STOCK

                By written notice to the Company, an employee who has received a grant of Restricted Stock may designate one or more persons (and from time to time change such designation) who, by reason of his death, shall acquire the right to receive any vested but unpaid awards held by the employee at the time of his death.  Such awards shall be paid to the designated representative at such time and in such manner as if the employee were living.

                In the event of total and permanent disability of an employee who has participated in the Plan, any unpaid but vested award shall be paid to the employee if legally competent or to a committee or other legally designated guardian or representative if the employee is legally incompetent.

                After the death or total and permanent disability of an employee, the Committee may in its sole discretion at any time terminate Restrictions upon stock awarded to the employee.  A request to the Committee for the termination of Restrictions or the acceleration of payments not yet due may be made by the employee’s beneficiary or representative, or by a totally and permanently disabled employee.

                If at the time of the employee’s death, there is no effective beneficiary designation as to all or some portion of the awards hereunder, such awards or such portion thereof shall be paid to or on the order of the legal representative of the employee’s estate.  In the event of uncertainty as to the interpretation or effect of any notice of designation, the Committee’s decision with respect thereto shall be conclusive.

XV.         RESTRICTIONS AND FORFEITURE OF STOCK AWARDS

                The Company’s obligation to deliver stock certificates held in escrow is subject to the condition that the employee remain an active employee of the Company or be under contract to provide services to the Company as provided in Section XVI hereof for the entire deferral and/or restriction period, including mandatory and optional deferrals.  If the employee fails to meet this condition, the employee’s right to any such unpaid amounts or undelivered stock certificates shall be forfeited.  This provision may be waived by the Committee in exceptional circumstances.

XVI.        RETIREMENT OF EMPLOYEE HOLDING STOCK AWARD

                If the employee retires due to age, the Company’s obligation to make any payment due thereafter under the Stock Award feature of the Plan is subject to the condition that for the entire period of deferral or restriction, including mandatory and optional deferrals:

                A.            The employee shall render as an independent contractor and not as an employee, such advisory or consultative services to the Company as shall be reasonably requested by the Board or the Executive Committee of the Board in writing from time to time, consistent with the state of the retired employee’s health and any employment or other activities in which such employee may be engaged.  For purposes of this Plan, the employee shall not be required to devote a major portion of time to such services and shall be entitled to reimbursement for any reasonable out-of-pocket expenses incurred in connection with the performance of such services;

                B.            The employee shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Committee, competes with, or is in conflict with the interest of, the Company.  The employee shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organizations so long as they are listed upon a recognized securities exchange or traded over-the-counter, or so long as such investment does not represent a substantial investment to the employee or a significant (greater than 10%) interest in the particular organization.  For the purposes of this subparagraph, a company (other than a subsidiary) which engages in the business of producing, leasing or selling products or providing services of the type now or at any time hereafter made or provided by the Company, shall be deemed to compete with the Company;

                C.            The employee shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material relating to the business of the Company, either during or after employment with the Company; and

                D.            The employee shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the employee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

PART 4.  GENERAL PROVISIONS

XVII.       ASSIGNMENTS

                The rights and benefits under this Plan may not be assigned except for the designation of a beneficiary as provided in Sections VI and XIV.

XVIII.   TIME FOR GRANTING OPTIONS OR STOCK AWARDS

                All options for shares and Stock Awards subject to this Plan shall be granted, if at all, not later than ten (10) years after the adoption of this Plan by the Company’s Board of Directors.

XIX.     LIMITATION OF RIGHTS

                A.            NO RIGHT TO AN OPTION OR STOCK AWARD.  Nothing in the Plan shall be construed to give any personnel of the Participating Companies any right to be granted an option or Stock or Cash Award.

                B.            NO EMPLOYMENT RIGHT.  Neither the Plan, nor the granting of an option or Stock or Cash Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that any of the Participating Companies will employ a grantee for any period of time or in any position, or at any particular rate of compensation.

                C.            NO STOCKHOLDERS’ RIGHTS FOR OPTIONS.  An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefore, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

XX.      CHANGES IN PRESENT STOCK

                In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company’s present Common Stock, appropriate adjustment shall be made by the Board of Directors in the number (including the aggregate numbers specified in Section IV) and kind of shares which are or may become subject to options and stock awards granted or to be granted hereunder, and in the option price of shares which are subject to options granted hereunder.

XXI.        EFFECTIVE DATE OF THE PLAN

                The Plan shall take effect on the date of adoption by the Board of Directors of the Company, subject to approval by the shareholders of the Company at a meeting held within twelve (12) months after the date of such adoption.  Options and Stock or Cash Awards may be granted under the Plan at any time after the adoption of the Plan by the Board of Directors of the Company and prior to the termination of this Plan.

XXII.      AMENDMENT OF THE PLAN

                The Board or the Committee may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that the Company may seek stockholder approval of an amendment if determined to be required by or advisable by any law or regulation, including without limitation, any regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange on which the Company’s stock is listed or other applicable law or regulation.

XXIII.   NOTICE

                Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

XXIV.     COMPANY BENEFIT PLANS

                Nothing contained in this Plan shall prevent the employee prior to death, or the employee’s dependents or beneficiaries after the employee’s death, from receiving, in addition to any awards provided for under this Plan and any salary, any payments under a Company retirement plan or which may be otherwise payable or distributable to such employee, or to the employee’s dependents or beneficiaries under any other plan or policy of the Company or otherwise.

XXV.      UNFUNDED PLAN

                Insofar as it provides for awards of Stock or cash, this Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to employees who are granted awards of Stock under this Plan, any such accounts will be used merely as a bookkeeping convenience.  Except for the holding of Restricted Stock in escrow pursuant to Section XII C, the Company shall not be required to segregate any assets which may at any time be represented by awards of Stock or cash, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of Stock or cash to be awarded under the Plan.  Any liability of the Company to any employee with respect to an award of Stock or cash under this Plan shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

XXVI.    GOVERNING LAW

                This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of California and construed accordingly.

XXVII.   BUYOUT PROVISIONS

                At any time, the Committee may, but shall not be required to, authorize the Company to offer to buy out for a payment in cash or shares an option, stock appreciation right, Stock Award or Restricted Stock previously granted based on such terms and conditions as the Committee shall establish and communicate to the holder of such option, stock appreciation right, Stock Award or Restricted Stock in connection with such offer.

11/30/84	Adopted by the Board of Directors
2/26/85	Approved by the Stockholders
1/18/90	Part 3, Section XIII amended by the Executive Compensation and Stock Option Committee
7/17/91	Part 1, Section II amended by the Executive Compensation and Stock Option Committee
4/13/95	Payment date for two for one stock split (record date 3/24/95)
7/15/96	Payment date for two for one stock split (record date 6/21/96)
11/21/96	Part 1, Section II, Part 2, Section X and Part 4, Section XXII amended by the Compensation Committee
5/15/97	Part 2, Section VI D amended by the Compensation Committee
5/20/98	The Company reincorporated in the State of Delaware
10/27/00	Payment date for two for one stock split in the form of a stock dividend (record date 9/27/00)
9/12/02	Part 4, Section XXVII added and plan restated by HR & Compensation Committee
11/21/02	Part 1, Section II added new paragraph and plan restated by HR & Compensation Committee